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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

  The Board of Directors and Stockholders
  Tele-Communications, Inc.:

  We consent to the incorporation by reference in the Post-effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-4 No. 33-65311 of Tele-Communications, Inc. of our report, dated March 24, 1997, relating to the combined balance sheets of TCI Group as of December 31, 1996 and 1995, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc. and to the reference to our firm under the heading "Experts" in the prospectus. Our report covering the combined financial statements refers to the effects of not consolidating TCI Group's interest in Liberty Media Group for all periods that TCI Group has an interest in Liberty Media Group.


                                              /s/ KPMG Peat Marwick LLP
                                              KPMG Peat Marwick LLP

  Denver, Colorado
  May 7, 1997